                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                GLAMIS GOLD LTD
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                                GLAMIS GOLD LTD.


                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual general meeting (the "Meeting") of Shareholders of GLAMIS GOLD LTD. (the "Company") will be held at the Waterfront Centre Hotel, Mackenzie Room I, 900 Canada Place Way, Vancouver, British Columbia, on May 28, 1997 at 10:00 a.m., local time, for the following purposes:

1. To receive and consider the financial statements of the Company for the fiscal year ended December 31, 1996, together with the auditors' report thereon.

2.       To receive the report of the directors of the Company.

3.       To elect directors of the Company for the ensuing year.

4. To appoint auditors of the Company for the ensuing year and to authorize the directors to fix their remuneration.

5. To consider and, if thought advisable, approve a special resolution to alter the Company's memorandum to increase its authorized capital by increasing the number of authorized common shares without par value from 50,000,000 to 200,000,000 shares.

6. To consider and, if thought advisable, approve an ordinary resolution approving the acquisition by C.F. Millar of an interest in the La Fortuna property for his own account and the subsequent transfer of his rights therein to Alamos Minerals Ltd.

7. To consider amendments to or variations of any matter identified in this Notice.

8. To transact such other business as may properly come before the Meeting.

The financial statements for the fiscal year ended December 31, 1996 together with the auditors' report thereon form part of the Annual Report of the Company which has previously been forwarded to shareholders.

Only those shareholders of record at the close of business on April 24, 1997 will be entitled to receive notice of and vote at the Meeting.

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON AND WHO WISH TO ENSURE THAT THEIR SHARES WILL BE VOTED AT THE MEETING ARE REQUESTED TO COMPLETE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS SET OUT IN THE PROXY AND IN THE INFORMATION CIRCULAR ACCOMPANYING THIS NOTICE.

DATED at Vancouver, British Columbia, April 25, 1997.


BY ORDER OF THE BOARD


JAMES R. BILLINGSLEY
VICE-PRESIDENT, ADMINISTRATION

                                GLAMIS GOLD LTD.
                            3324 FOUR BENTALL CENTRE
                              1055 DUNSMUIR STREET
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA, V7X 1L3

                              INFORMATION CIRCULAR
                                (PROXY STATEMENT)
                              AS AT APRIL 1, 1997

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1997


                                     SUMMARY

This Information Circular (Proxy Statement) is furnished to shareholders of record of GLAMIS GOLD LTD. (the "Company") as of April 24, 1997 (the "Record Date"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used in voting at the Company's annual general meeting of shareholders to be held on May 28, 1997 (the "Meeting") at 10:00 a.m. (local time) at the Waterfront Centre Hotel, Mackenzie Room I, 900 Canada Place Way, Vancouver, British Columbia, for the following purposes:

1. To receive the financial statements of the Company for the fiscal year ended December 31, 1996;

2.       To receive a report of the directors of the Company;

3. To elect 6 members to the Board of Directors to serve until the next annual general meeting of shareholders or until their successors have been elected and qualified;

4. To effect the appointment of KPMG as auditors for the Company for its fiscal year ending December 31, 1997;

5. To consider and, if thought advisable, approve the special resolution to increase the authorized capital of the Company;

6. To consider and, if thought advisable, approve the ordinary resolution approving the acquisition of rights to the La Fortuna property by Chester Millar and the transfer of such rights by Chester Millar to Alamos Minerals Ltd.;

7. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

It is anticipated that the accompanying Notice of Annual General Meeting and this Information Circular (Proxy Statement) will be sent to shareholders on or about April 28, 1997.

Dollar amounts stated herein are in U.S. dollars unless otherwise stated.

Certain references herein are to an 18 month period ended December 31, 1996. The reason for this is that the Company did not, as allowed by the Company Act (British Columbia), hold an annual meeting in respect of the 6 month transition period ended December 31, 1995.
                             SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GLAMIS GOLD LTD. (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING (THE "MEETING") OF SHAREHOLDERS TO BE HELD ON MAY 28, 1997 AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING AND AT ANY ADJOURNMENT THEREOF. While it is expected the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company. All solicitation costs will be borne by the Company.

                      APPOINTMENT AND REVOCATION OF PROXIES

PROXIES

The individuals named in the accompanying form of proxy are the Chairman of the Board and President of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY. A form of proxy will not be valid unless it is completed and delivered to Montreal Trust Company, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, not less than 48 hours (excluding Saturdays and holidays) before the Meeting at which the person named therein purports to vote in respect thereof.

A shareholder who has given a proxy may revoke it by an instrument in writing delivered either to Montreal Trust Company or the registered office of the Company at 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, B.C., V6E 4N7, at any time up to and including the last business day that precedes the day of the Meeting or, if adjourned, that precedes any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof, or in any other manner provided by law. In addition a proxy will be revoked by a proxy duly completed and filed having a later date. A revocation of a proxy does not affect any matter on which a vote has been taken before the revocation.

EXERCISE OF DISCRETION

Nominees named in the accompanying form of proxy will vote or withhold from voting the shares represented thereby in accordance with the instructions of the shareholders on any ballot that may be called for. The proxy confers discretionary authority upon the nominees named therein with respect to:

         (a) each matter or group of matters identified therein for which a choice is not specified, other than the appointment of auditors and the election of directors,

         (b) any amendment to or variation of any matter identified therein, and

         (c)      any other matter that may properly come before the Meeting.

IN RESPECT OF MATTERS FOR WHICH A CHOICE IS NOT SPECIFIED IN THE PROXY THE NOMINEES NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE SHARES REPRESENTED BY THE PROXY FOR THE APPROVAL OF SUCH MATTER OR GROUP OF MATTERS DESCRIBED IN THE PROXY.

As of the date of this Information Circular management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter is properly brought before the Meeting each nominee intends to vote thereon in accordance with his best judgment.


           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

VOTING SHARES

Any shareholder of record at the close of business on April 24, 1997 who either personally attends the Meeting or has completed and delivered a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have his shares voted at the Meeting. A quorum for general meetings of shareholders is 2 persons present and being, or representing by proxy, shareholders holding not less than one-twentieth of the issued shares entitled to be voted at the Meeting.

As of April 1, 1997 the Company had outstanding 31,092,707 fully paid and non-assessable common shares without par value, each share carrying the right to one vote.

No share of the Company registered in the name of a broker or its nominee, but not beneficially owned by it, may be voted by the broker at the meeting unless the broker provides a copy of the proxy material for the meeting to the beneficial owner of the shares with a written request for voting instructions and such instructions are not received at least 24 hours before the expiry of the time within which proxies must be deposited.

PRINCIPAL SHAREHOLDERS

To the knowledge of the directors and senior officers of the Company, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of April 1, 1997, ownership of the Company's common shares by each director and nominee for director of the Company, each executive officer of the Company and by all directors and executive officers of the Company as a group, without naming them. All such shares are directly owned by the person shown unless otherwise indicated by footnote.

                                  Amount and Nature of          Percent
Name of Beneficial Owner          Beneficial Ownership          of Class
------------------------          --------------------          --------
Chester F. Millar                      609,229 (1)               0.020%

A. Dan Rovig                           105,500 (2)               0.003%

James R. Billingsley                   200,000 (3)               0.006%

Ian S. Davidson                         61,966 (4)               0.002%

                                            Amount and Nature of    Percent
Name of Beneficial Owner                    Beneficial Ownership   of Class
------------------------                    --------------------   --------
Lorne B. Anderson                                100,000 (5)        0.003 %

Francis O'Kelly                                   50,000 (6)        0.0016%

Jacques Barbeau                                   35,000 (7)        0.0011%

Directors and Executive Officers as a Group
(7 persons)                                     1,161,695(8)        0.037 %


Notes:

(1) Includes options exercisable within 60 days for the purchase of 200,000 shares exercisable at a price of Cdn. $9.00 per share on or before August 17, 1999.

(2) Includes options exercisable within 60 days for the purchase of 100,000 shares exercisable on or before April 3, 2000 at a price of Cdn. $12.50 per share.

(3) Includes options exercisable within 60 days for the purchase of 200,000 shares exercisable as to 100,000 on or before April 9, 2000 at a price of Cdn. $12.625 per share and as to 100,000 on or before September 30, 2001 at a price of Cdn $9.30 per share.

(4) Includes options exercisable within 60 days for the purchase of 15,000 shares exercisable on or before June 18, 2000, at a price of Cdn. $11.75 per share and as to 35,000 on or before September 30, 2001 at a price of Cdn.$9.30 per share.

(5) Includes options exercisable within 60 days for the purchase of 100,000 shares exercisable on or before March 26, 2000, at a price of Cdn. $11.50 per share.

(6) Includes options exercisable within 60 days for the purchase of 50,000 shares exercisable on or before December 27, 1999 at a price of Cdn.$11.625 per share.

(7) Includes options exercisable within 60 days for the purchase of 35,000 shares exercisable on or before September 30, 2001 at a price of Cdn.$9.30 per share.

(8)      Includes the options exercisable within 60 days described in notes 1-6.


                              ELECTION OF DIRECTORS

SIZE OF BOARD

The size of the Board of Directors has previously been determined by the shareholders at eight. It is proposed that the number of directors remain at eight, though only six nominees will be proposed by management for election as directors at the Meeting. It is intended that additional outside directors will be appointed by the Board during the ensuing year to fill the vacancies on the Board created by the increase in the size of the Board. The Board feels that these additional outside directors are required to assist the various committees of the Board. If additional persons are nominated to the Board of Directors at the Meeting to fill the resulting vacancies, the nominees named in the accompanying form of proxy will vote or withhold from voting the shares represented thereby for the additional nominees in their discretion. As at the date hereof management is not aware of any additional nominees to the Board of Directors. The accompanying form of proxy cannot be voted for more than 6 persons.

TERM OF OFFICE

The term of office of each of the current directors expires at the Meeting. The persons named below will be nominated for election at the Meeting as management's nominees. Each Director elected at the Meeting or appointed by the Board of Directors to fill a vacancy on the Board thereafter will hold office until the next annual general meeting of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company or the provisions of the Company Act (British Columbia).

NOMINEES

The following table sets out the names and ages of management's nominees for election as directors, all offices in the Company now held by each of them, the principal occupation, business or employment of each of them and the period of time during which each has been a director of the Company. The Board of Directors unanimously recommends the election of the nominees as directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The Board of Directors does not contemplate that any of the nominees will be unable, or will decline, to serve, however, if any such nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes.

Name, Age, Position and       Occupation, Business           Period a Director
Country of Residence          or Employment    (1)           of the Company
-----------------------       --------------------           -----------------
Chester F. Millar, 70         Director and Chairman of the   June 2, 1975
Chairman and a Director       Board of the Company;          to date
Canada

A. Dan Rovig, 58              Director, President and Chief  November 17, 1989
President, Chief Executive    Executive Officer of the       to date
Officer and a Director        Company
U.S.A.

James R. Billingsley, 74      Director and Vice-President,   August 18, 1986
Vice-President Administration Administration of the Company  to date and a Director
Canada

Jacques Barbeau Q.C., 66      President and Chief Executive  October 18, 1988
Director                      Officer of Barbeau & Co.       to date
Canada                        Capital Management Inc., a
                              capital management company

Name, Age, Position and      Occupation, Business           Period a Director
Country of Residence         or Employment    (1)           of the Company
-----------------------      -------------------           -----------------
Ian S. Davidson, 55          Vice-President of              June 28, 1994 to date
Director                     Richardson Greenshields of
Canada                       Canada Ltd. from February
                             1992 to October 31, 1996;
                             Vice-President of RBC
                             Dominion Securities (the
                             successor of Richardson
                             Greenshields) from November
                             1, 1996 to the present

Francis O'Kelly, 56          Mining engineer; President     December 14, 1994 to date
Director                     of Mineral Consulting
U.S.A.                       Services Ltd. for the past
                             five years; President and
                             a director of Alamos
                             Minerals Ltd. from July,
                             1995 to the present


Notes:

(1) The information as to principal occupation and business or employment is not within the knowledge of the management of the Company and has been furnished by the respective nominees.

CHESTER F. MILLAR is a director and the Chairman of the Board of the Company and has been such since November of 1989. Mr. Millar was President and Chief Executive Officer of the Company over the period August 1985 to November 1989. Mr. Millar is a pioneer of the gold heap leaching technique, having created the first heap leach operations in California, Alaska, Honduras and New Zealand. Mr. Millar performs his duties pursuant to an agreement wherein he is engaged to act as a director and Chairman of the Board (see "Employment Agreements").

A. DAN ROVIG is a director, President and Chief Executive Officer of the Company and its subsidiaries and has been such since November of 1989. From September of 1988 to November of 1989 Mr. Rovig was President of the Company's subsidiaries. Before joining the Company in September of 1988 he was, for five years, an executive officer of British Petroleum Minerals Ltd., including its subsidiaries Amselco Minerals Inc. and BP Minerals America. Mr. Rovig performs his duties pursuant to an agreement wherein he is engaged to act as a director and President and Chief Executive Officer (see "Employment Agreements").

JAMES R. BILLINGSLEY is a director of the Company and Vice-President in charge of corporate administration, a position which he has held since joining the Company in August of 1986. Mr. Billingsley performs his duties pursuant to an agreement wherein he is engaged to act as a director and Vice-President, Administration (see "Employment Agreements").

JACQUES BARBEAU Q.C. is and has been over the past 5 years, President and Chief Executive Officer of Barbeau & Co. Capital Management Inc., a capital management company of Vancouver, British Columbia.

IAN S. DAVIDSON has been associated with the investment business for the last 27 years having held Vice-President positions with Capital Group Securities Ltd., Majendie Securities Ltd., Richardson Greenshields of Canada Ltd. and currently is a Vice-President of RBC Dominion Securities (the successor of Richardson Greenshields).

FRANCIS O'KELLY is a mining engineer and has been president of Mineral Consulting Services, a private company with its offices in New York City, for the past five years. He has been a director and President of Alamos Minerals Ltd. since July, 1995.


VOTING FOR DIRECTORS

Under the Company Act (British Columbia) and the Articles of the Company, if a quorum is present, the 6 nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy at the meeting and entitled to vote will be elected directors. In the election of directors, a withholding of a vote will have no effect on the election since only affirmative votes will be counted with respect to the election of directors. Voting at the meeting will, except where a poll is demanded by a member or proxyholder entitled to attend the meeting, by show of hands.

COMPENSATION OF DIRECTORS

Compensation paid to Directors of the Company is determined by the Company's Executive Compensation Committee. Each director of the Company, including those who are Executive Officers, is entitled to annual remuneration of $7,500, paid quarterly, for acting as a director and $500 for each meeting of the Board attended. In addition, the chairman of a committee receives $500 for each meeting attended and each member of a committee receives $400 for each meeting attended. Since July 1, 1995, Mr. Rovig has been receiving annual director's remuneration and meeting fees. Directors also receive share purchase options (see "Security Ownership by Directors and Executive Officers"). These share purchase options are granted at the discretion of the Executive Compensation Committee under the Company's Incentive Share Purchase Option Plan. See Note 2 to the Summary Compensation Table for details of the Plan and see "Employment Contracts" for details of contracts between each of Messrs.
Millar, Rovig and Billingsley and the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met 13 times and passed 4 resolutions by unanimous consent in writing during the 18 month period ended December 31, 1996.

The Company has an Audit Committee of which the current members are Jacques Barbeau, Q.C., James R. Billingsley, Ian S. Davidson and Francis O'Kelly. The Audit Committee reviews audits, considers the adequacy of auditing procedures, recommends the appointment of independent auditors, reviews and approves professional services to be rendered by them and reviews fees for audit services. The Audit Committee met 2 times during the 18 months ended December 31, 1996.

The Company has an Executive Compensation Committee of which the current members are Chester F. Millar, Jacques Barbeau and Ian S. Davidson. The function of this committee is to review compensation, including incentive share purchase options, of the Company's President and Chief Executive Officer, Vice-President Administration, and Chief Financial Officer and Treasurer, each of whom has an employment contract with the Company which provides for an annual review of compensation. In addition, this committee deals with the compensation of Directors. The Executive Compensation Committee met 2 times during the 18 months ended December 31, 1996.

The Company has an Employee Incentive Share Option Committee for employees, other than the Executive Officers, of which the current members are A. Dan Rovig, James R. Billingsley and Lorne B. Anderson. This Committee administers the Company's Incentive Share Purchase Option Plan in respect of non-executive employees and the Company's Share Appreciation Rights Plan which only applies to non-executive employees. This administration is generally accomplished by consent resolution of the members of the Committee. During the 18 months ended December 31, 1996, 20 consent resolutions were completed by the Employee Incentive Share Option Committee in respect of the Share Purchase Option Plan and the Share Appreciation Rights Plan. See Note 2 to the Summary Compensation Table for details of the Share Purchase Option Plan.

The Company has an Environmental Management Committee of which the current members are A. Dan Rovig, Jacques Barbeau and James R. Billingsley. The purpose of the Environmental Management Committee is to ensure that the Company's environmental compliance program (the "Program") is being adhered to, to review the effectiveness of the Program and to ensure that environmental incidents are dealt with expeditiously. The Environmental Management Committee met 10 times during the 18 months ended December 31, 1996.

The Company has a Corporate Governance Committee of which the current members are Jacques Barbeau, James R. Billingsley, Ian S. Davidson and Francis O'Kelly. The purpose of the Corporate Governance Committee is to report to the Board of Directors on the general governance of the Company. The Committee met seven times during the 18 months ended December 31, 1996.

The Board of Directors does not have a standing Nominating Committee.

CORPORATE GOVERNANCE

The Toronto Stock Exchange (the "TSE") Committee on corporate governance in Canada issued a report dated December 1995 (the "Report") containing guidelines for effective corporate governance for Canadian corporations listed on the TSE. The Report has been adopted by the TSE and companies listed on the TSE are now required to disclosed their corporate governance practices and where those practices vary significantly from the Report, to state why. Companies listed on the TSE are not required to comply in all respects with the guidelines set out in the Report as it is recognized that there is a wide range of corporations listed on the TSE and compliance by smaller companies with all aspects of the guidelines would, in certain circumstances, be difficult or excessively expensive.

The Company's Board of Directors (the "Board") currently is comprised of six persons of which the three directors who are not officers or employees of the Company are independent from management. The remaining three members on the Board are members of management, such being the Chairman, the President and Chief Executive Officer and the Company's Vice-President, Administration. Accordingly, a majority of the Board are not unrelated to management, such that the Board may not be in a position to act independently from management.

The Company's Board is empowered by the Company's Articles to manage, or supervise the management of the affairs and business of the Company. Based upon this the Board should not engage in the day-to-day affairs of the Company, though in certain cases during the 18 months ended December 31, 1996, certain of its members have done so and continue to do so. The Board performs its functions through quarterly and special meetings and has delegated certain of its responsibilities to those committees described above under "Committees of the Board of Directors". Although the Report recommends that committees of the Board be comprised of persons who are not officers or employees of the Company, the Board has determined that due to the technical nature of the Company's business, its committees can be more effective by having at least one officer of the Company, who is involved in the committee's area of responsibility, on the committee.

The planning process, related not only to current mining operations but also to the acquisition and development of new properties or the acquisition of companies which control properties which are of interest to the Company, is of key importance to a corporation the size of the Company. The Board is intricately involved in this planning process thereby carrying out its duty to take steps to increase shareholder value. The planning process in respect of current mining operations is accomplished through a yearly budget review and approval process wherein the Board reviews a rolling, five year budget which is presented by management through the Company's President and Chief Executive Officer. The planning process with respect to the acquisition of properties or other companies is carried out by the full Board reviewing proposals brought to it not only by management but also by members of the Board. Outside consultants and professionals are engaged when required by the Board.

The Board, as part of the planning process, has identified the principal risks associated with the Company's business and has taken steps to deal with them. The Board has adopted an Environmental Policy which is administered by an Environmental Management Committee comprised of the President and Chief Executive Officer, the Vice-President, Administration, and one outside director. The Environmental Management Committee reports to the Board on a quarterly basis, which enables the Board to monitor the effectiveness of the Environmental Policy. In addition, the Board is responsible for deciding from time to time whether the Company should engage in hedging activities.

The Board has delegated responsibility for communication with the public and the Company's shareholders to its Vice-President, Administration, who is a director of the Company. Procedures are in place to ensure proper dissemination of news releases and that shareholders who request information about the Company get it in a timely manner.

The responsibility for monitoring the effectiveness of the Company's internal financial information systems has been delegated to the Company's Chief Financial Officer and Treasurer who reports to the Board on a quarterly basis. The duty of monitoring the technical affairs of the Company falls to the President and Chief Executive Officer who is a member of the Board and of the Environmental Management Committee.

The Board does not have in place programs for succession of management and training of management as recommended by the Report. Due to the size of the Company, management personnel who are already trained are engaged as required to fill vacancies.

The Company does not have a standing nominating committee for directors nor does the Company have an ongoing process for the training or evaluation of performance of directors, each of which is recommended by the Report. The Company is a medium sized company which is still in the entrepreneurial stage and accordingly, stability at the Board level is important in order for the planning process to be effective. However, the Board has recognized a need for new members on the Board in order for the Board's committees to work effectively and at the annual general meeting held on November 4, 1994, shareholder approval was obtained for an increase in the size of the Board from five to eight persons. Subsequently, one vacancy on the Board was filled.

On February 22, 1996 the Board, on the recommendation of the Audit Committee, constituted a Corporate Governance Committee comprised of Messrs. Barbeau, Billingsley, Davidson and O'Kelly. Following its constitution the committee authorized the engagement of KPMG to review and evaluate the Company's corporate governance and administration with particular reference to the standards outlined in the Report. The final KPMG Report was delivered to the Corporate Governance Committee on September 4, 1996 and is still under review by it.

The Company has a small management team, the performance of which is reviewed annually by the Company's Executive Compensation Committee. This Committee is comprised of the Chairman and two outside directors. The philosophy of the Executive Compensation Committee is stated below under "Executive Compensation Committee Report on Executive Compensation". In addition, the Executive Compensation Committee periodically reviews the compensation paid to members of the Board and makes recommendations to the Board.

The Company's Audit Committee is not comprised solely of non-management directors as recommended by the Report, although 3 of the 4 members are independent of management. The management person on the Audit Committee (the Vice-President, Administration) is not however, involved in the preparation of financial statements and in financial reporting.

                             EXECUTIVE COMPENSATION

During the 18 months ended December 31, 1996 the aggregate direct remuneration paid or payable to the Company's directors and senior officers by the Company and its subsidiaries, all of whose financial statements are consolidated with those of the Company, was $619,632.

Under applicable laws Messrs. Millar, Rovig, Billingsley and Anderson are executive officers ("Executive Officers") of the Company.


COMPENSATION OF EXECUTIVE OFFICERS

The table below shows the compensation paid to the Executive Officers for each of the Company's last three fiscal years.

    SUMMARY COMPENSATION TABLE(1)

                                                                          LONG TERM
                                                                         COMPENSATION
                                                  ANNUAL COMPENSATION      AWARDS
                                                  -------------------    ------------
                                                                          SECURITIES
                                                                          UNDERLYING
NAME/PRINCIPAL POSITION        YEAR ENDED              SALARY(1)          OPTIONS(2)
-----------------------        ----------              ---------         ------------
                                                          ($)                (#)

Chester F. Millar              December 31, 1996           -                  -
Director/Chairman              December 31, 1995           -                  -
                               June 30, 1995               -               200,000
                               June 30, 1994               -                  -

A. Dan Rovig                   December 31, 1996         200,000              -
President/Chief Executive      December 31, 1995         100,000(3)           -
Officer/Director               June 30, 1995             190,000           100,000
                               June 30, 1994             180,000              -

James R. Billingsley           December 31, 1996   (Cdn) 107,685           100,000
Vice-President                 December 31, 1995   (Cdn)  53,843(3)           -
Administration/Director        June 30, 1995       (Cdn) 102,530           100,000
                               June 30, 1994       (Cdn)  97,362              -

Lorne B. Anderson              December 31, 1996   (Cdn) 182,500              -
Chief Financial Officer and    December 31, 1995   (Cdn)  91,250(3)           -
Treasurer                      June 30, 1995       (Cdn) 173,750           100,000
                               June 30, 1994       (Cdn) 165,000              -

Notes:

(1) Does not include a fee of $7,500 paid annually to Messrs. Millar, Billingsley and Rovig and per meeting fees received in their capacity as directors. Since July 1, 1995, Mr. Rovig has been receiving remuneration as a director in addition to his remuneration as an employee. See "Directors Compensation".

(2) The table lists share purchase options granted during each noted fiscal period. Executive Officers of the Company are not entitled to receive share appreciation rights under the Company's Share Appreciation Rights Plan. Grants of share purchase options under the Company's Incentive Share Purchase Option Plan are generally made for a 5 year period at the closing price for share of the Company as published by The Toronto Stock Exchange on the date prior to the date of grant. The Executive Compensation Committee of the Board of Directors determines which Executive Officers and Directors of the Company are to receive options, the number of shares subject to the option, the restrictions, if any, which are to attach to the right to exercise options and the exercise price of the options. The employment contracts of the Messrs. Rovig, Billingsley and Anderson provide that they are entitled to be granted share options in respect of 100,000 shares which are exercisable immediately upon grant. Each of them is entitled to a regrant of options in respect of 100,000 shares upon full exercise of an option. In a contract between Mr. Millar and the Company, Mr. Millar is entitled to be granted share options in respect of 200,000 shares. Mr. Millar is entitled to a regrant of his option in respect of 200,000 shares upon full exercise of an option. Each of Messrs. Millar, Rovig, Anderson and Billingsley have, pursuant to their employment contracts with the Company, the shorter of the time to the expiration of their share purchase options and 12 months from the time when they cease to hold their office with the Company within which to exercise their share purchase options.

(3) The amount represents salary for the 6-month transition period ended December 31, 1995.


SHARE OPTIONS

The Company has an Incentive Share Purchase Option Plan pursuant to which share purchase options are granted to directors, officers and key employees. See note 3 to Summary Compensation Table for details of the plan.

The following table shows share purchase options which were granted to the Executive Officers in the 18 month period ended December 31, 1996. Executive Officers are not entitled to receive SARs.

         OPTION GRANTS IN THE 18 MONTH PERIOD ENDED DECEMBER 31, 1996.

                                                    INDIVIDUAL GRANTS
                         -----------------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF
                                                                                                    SHARE PRICE APPRECIATION FOR
                                                                                                           OPTION TERM(2)
                                                                                               ------------------------------------
                                NO OF          PERCENTAGE OF
                              SECURITIES       TOTAL OPTIONS
                              UNDERLYING         GRANTED TO
                               OPTIONS          EMPLOYEES IN      EXERCISE       EXPIRATION
NAME                           GRANTED          FISCAL YEAR       PRICE          DATE              5%C$             10%C$
----                           -------          -----------       ------------   --------------    ----             -----

                                 (#)                (%)           (C$/Sh)(1)
James R. Billingsley           100,000             0.209          9.30           Sep.30,         $46,500            $93,000
                                                                                 2001
Chester F. Millar                    0                --            --               --               --                 --

A. Dan Rovig                         0                --            --               --               --                 --

Lorne B. Anderson                    0                --            --               --               --                 --

Notes:

(1) The exercise price of options is established at market and accordingly options have no market value on the date of grant.

(2) Potential realizable values in this table have been calculated in the manner prescribed by applicable securities regulatory requirements and are neither intended to reflect actual values nor are they a forecast of future prices for the common shares of the Company during the five year option term.

No share purchase options were exercised by Executive Officers during the 18 months ended December 31, 1996. The following table shows the number and value of unexercised share purchase options at year end.

         AGGREGATED OPTION EXERCISES IN 18 MONTHS ENDED DECEMBER 31, 1996, AND FISCAL YEAR-END OPTION VALUES


                               NUMBER OF SECURITIES
                               UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED IN THE MONEY
                               OPTIONS AT FISCAL YEAR END      OPTIONS AT DECEMBER 31, 1996(1)
                               ------------------------------  ----------------------------------
NAME                           EXERCISABLE      UNEXERCISABLE  EXERCISABLE          UNEXERCISABLE
----                           -----------      -------------  -----------          -------------
                               (#)              (#)            (Cdn$)               (Cdn$)
Chester F. Millar              200,000          nil            140,000              nil

A. Dan Rovig                   100,000          nil            0                    nil

James R. Billingsley           200,000          nil            40,000               nil

Lorne B. Anderson              100,000          nil            0                    nil

Notes:

(1) Represents the difference between the fair market value of the securities underlying the options using the closing price of the Company's common shares on The Toronto Stock Exchange on December 31, 1996 and the exercise price of the options, multiplied by the number of in-the-money options held.

EMPLOYMENT AGREEMENTS

By an agreement dated January 1, 1991 Lorne Anderson was engaged by the Company to act as its Chief Financial Officer and Treasurer. The Agreement has a month-to-month term subject to termination in accordance with the terms of the Agreement. The initial salary under the Agreement was established at Cdn$138,511 per annum (now Cdn$182,500), subject to an annual review. In addition Mr. Anderson is entitled to share purchase options under the Agreement (see Note 3 to Summary Compensation Table).

By an agreement dated January 1, 1991 Mr. Billingsley was engaged by the Company to act as a director and Vice-President Administration of the Company. The Agreement has a month-to-month term subject to termination in accordance with the terms of the Agreement. The initial salary under the Agreement was established at Cdn$96,355 per annum (now Cdn$107,685), subject to an annual review. In addition Mr. Billingsley is entitled to share purchase options under the Agreement (see Note 3 to Summary Compensation Table).

By an agreement dated January 1, 1991 Mr. Rovig was engaged by the Company to act as a director and President and Chief Executive Officer of the Company. The Agreement has a month-to-month term subject to termination in accordance with the terms of the Agreement. The initial salary under the Agreement was established at $150,000 per annum (now $200,000), subject to an annual review. In addition Mr. Rovig is entitled to share purchase options under the Agreement (see Note 3 to Summary Compensation Table).

Each of the above employment agreements provides that upon two months notice of termination for cause, the Executive Officer will be entitled to be paid an amount equal to one-quarter of his yearly salary together with three months of full benefit coverage and in the event of termination without cause, the Executive Officer will be entitled to three times his yearly salary and value of benefits. The agreements provide that if a person or group of persons acquires 20% or more of the issued shares of the Company, or if a majority of management's nominees to the Board of Directors are not elected at a shareholders' meeting or are otherwise replaced or if the Company amalgamates or otherwise merges, and any of the above occur, or if the Company disposes of substantially all its properties, the Executive Officer may treat his engagement, at any time during the ensuing 12 month period, terminated without cause, in which case he would be entitled to receive three times his yearly salary and value of benefits.

Pursuant to a Service Agreement dated as of January l, 1991, as amended August 18, 1994 made between the Company and Chester F. Millar, the Company engaged Mr. Millar to serve as a director of the Company and to perform the duties of the office of Chairman of the Board of Directors. Under the agreement Mr. Millar receives no salary but is entitled to share purchase options (see Note 3 to Summary Compensation Table). The engagement of Mr. Millar will be terminated if he is removed as a member of or as Chairman of the Board of Directors. Additionally, if a majority of management's nominees to the Board of Directors are not elected at a shareholders' meeting or are otherwise replaced or if the

Company amalgamates or otherwise merges or disposes of substantially all of its properties and such occurs without the concurrence of Mr. Millar, Mr. Millar may, at any time during the ensuing 12 month period, treat his engagement as terminated. In the case of termination of the engagement Mr. Millar will be entitled to receive three times the then current salary of the President of the Company. Mr. Millar's Service Agreement was amended solely to reduce the number of options to which he is entitled to from 250,000 shares to 200,000 shares in order to bring the agreement into line with the parties understanding of the arrangement.

No funds were set aside or accrued by the Company during the year ended December 31, 1996, to provide pension, retirement or similar benefits for directors or officers of the Company pursuant to any existing plan.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation of the company's four Executive Officers, Messrs. Millar, Rovig, Billingsley and Anderson is governed by employment agreements between each of them and the Company and is subject to review by the Company's Executive Compensation Committee. Mr. Millar receives no cash compensation under his employment contract other than director's fees (see "Compensation of Directors"), but is entitled to be granted share purchase options in respect of 200,000 shares. Each of Messrs. Rovig, Billingsley and Anderson receive salaries under their employment agreements (the "Agreements") and each of them is entitled to hold share purchase options in respect of 100,000 shares. Both Mr. Rovig and Mr. Billingsley are entitled to director's fees (see "Compensation of Directors") in addition to their salaries. Under the Agreements, the yearly salaries of Messrs. Rovig, Billingsley and Anderson are to be reviewed annually as at January l of each year. No bonuses are payable under the Agreements. (See "Employment Agreements").

The review of salaries under the Agreements is carried out by the Company's Executive Compensation Committee which is comprised of Messrs. Millar, Barbeau and Davidson. This committee was constituted by the Board of Directors on October 28, 1992, to review and establish salaries for the Company's Executive Officers from time to time, save and except for Mr. Millar who does not receive a salary. The Compensation Committee met 2 times during the 18 months ended December 31, 1996.

It is the policy of the Executive Compensation Committee to compensate the Company's Executive Officers by both direct remuneration and the entitlement to share purchase options. The Executive Compensation Committee determined not to grant an increase in salary to any of Messrs. Rovig, Billingsley or Anderson during the 18 months ended December 31, 1996, however, Mr. Billingsley was granted an additional 100,000 share purchase options during the period. See "Option Grants in the 18 Month Period Ended December 31, 1996".

The Executive Compensation Committee also deals with compensation paid to Directors of the Company. During the 18 months ended December 31, 1996, the Committee changed the fees payable to Directors from Canadian dollars to United States dollars and determined that each non-executive director of the Company should receive share purchase options in respect of 50,000 shares. As a result of this the Committee granted Mr. Davidson an additional share purchase option in respect of 25,000 shares and Mr. Barbeau was granted an additional share purchase option in respect of 35,000 shares, each at an exercise price of Cdn.$9.30 per share.

To date the Executive Compensation Committee has not established any compensation criteria related to individual or corporate performance.

Executive Compensation Committee

Chester F. Millar
Jacques Barbeau Q.C.
Ian S. Davidson

PERFORMANCE GRAPHS

The following chart compares the market performance of the Company's shares in Canadian dollars on the Toronto Stock Exchange ("TSE") as compared to the TSE gold and silver index and the TSE 300 index. The TSE is the principle trading market for shares of the Company outside of the United States.

         THE TORONTO STOCK EXCHANGE

COMPANY                          1991/12    1992/12     1993/12     1994/12     1995/12     1996/12
-------                          -------    -------     -------     -------     -------     -------
GLAMIS GOLD LIMITED                100       131.93      258.48      333.96      241.08      263.49
TSE GOLD AND PRECIOUS METALS       100       107.61      221.02      199.43      218.23      238.22
TSE 300 COMPOSITE INDEX            100        98.57      130.65      130.42      149.37      191.71

        Assuming an investment of $100 and the reinvestment of dividends

         THE NEW YORK STOCK EXCHANGE

The following chart compares the market performance of the Company's shares in U.S. dollars on the New York Stock Exchange ("NYSE")(1) as compared to the MG Group Index and the NYSE Market Index.




                               FISCAL YEAR ENDING

COMPANY                 1991     1992      1993      1994      1995      1996
-------                 ----     ----      ----      ----      ----      ----
GLAMIS GOLD LTD         100     103.93    274.96    233.62    278.53    245.19
INDUSTRY INDEX          100      98.40    118.41    131.87    141.31    153.25
BROAD MARKET            100     113.82    129.08    133.58    159.45    215.64

      Assumes $100 invested on June 29,1991. Assumes dividend reinvested.
                       Fiscal year ending Dec. 31, 1996.



(1) The shares of the Company traded in the United States on Nasdaq until January 19, 1993. From January 20, 1993 to the present shares of the Company have traded in the United States on the New York Stock Exchange.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chester F. Millar, Jacques Barbeau Q.C. and Ian S. Davidson comprise the Company's Executive Compensation Committee. Mr. Millar currently serves as Chairman of the Board of Directors.

Messrs. A. Dan Rovig, James R. Billingsley and Lorne B. Anderson comprise the Company's Employee Incentive Share Option Committee. Mr. Rovig serves as President and Chief Executive Officer of the Company, Mr. Billingsley is Vice-President, Administration of the Company and Mr. Anderson is the Chief Financial Officer and Treasurer of the Company.


                             APPOINTMENT OF AUDITORS

KPMG, Chartered Accountants, of 777 Dunsmuir Street, Vancouver, B.C., will be nominated at the Meeting for reappointment as auditor of the Company at a remuneration to be fixed by the directors. KPMG have been the auditors of the Company since March 11, 1986.

It is anticipated that a representative of KPMG will be in attendance at the Meeting, will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the knowledge of management of the Company, no director or executive officer of the Company or nominee for election as a director of the Company or any securityholder known to the Company to own of record or beneficially more than 5% of the Company's outstanding common stock or any member of the immediate family of any of the foregoing persons had any interest in any material transaction during the year ended December 31, 1996, or has any interest in any material transaction in the current year save and except that:

         (a) James R. Billingsley, a director and officer of the Company, was a director of Aquiline Resources Inc. ("Aquiline") up to July 1996, from which the Company acquired the right to earn a 60% interest in the Cienequita Property located in Mexico. From July 1, 1993 to December 31, 1996 the Company incurred development expenses on the Cienequita Property of $2,338,000 and acquired 1,590,908 shares of Aquiline at a cost of $600,000. Such shares have been sold for consideration of Cdn.$1,590,908;

         (b) James R. Billingsley is a director of Pacific Amber Resources Ltd., of which the Company held 1,305,900 shares at a total cost of $1,324,578 as at December 31, 1996. The shares had a total market value of $2,546,000 as at December 31, 1996; and

         (c) See "Other Business - Conflict of Interest" for information concerning a transaction involving Messrs. Millar, O'Kelly and Billingsley.

                                 OTHER BUSINESS

INCREASE OF AUTHORIZED CAPITAL

Presently the Company's authorized capital consists of 50,000,000 common shares without par value of which 31,092,707 are issued together with 5,000,000 Preferred Shares of which none are issued. In order to ensure that there are sufficient shares reserved for future issuances the board of directors propose to increase the authorized capital to 200,000,000 common shares without par value. Pursuant to the Company Act (British Columbia) an increase in the Company's authorized common share capital requires approval of the shareholders by a special resolution, being a resolution passed by a majority of not less than three-quarters of the votes cast by those shareholders of a company who, being entitled to do so, vote in person or by proxy at a general meeting of the company.

Shareholders will be asked to approve the special resolution to consider and, if thought fit, to approve, with or without amendment, the following special resolution:

                  "Resolved as a special resolution that:

                  (a) the authorized capital of the Company be altered by increasing the number of common shares without par value from 50,000,000 to 200,000,000 shares; and

                  (b) the Memorandum of the Company be altered so that it shall be in the form set out in Schedule "A" attached hereto.

A withholding of a vote on this resolution will have no effect since only affirmative or negative votes will be counted in respect of this matter. If a proxy is submitted with no choice selected the nominee named in the proxy will vote the shares represented thereby in favour of the resolution.

APPROVAL OF A TRANSACTION BY CERTAIN BOARD MEMBERS INVOLVING A CONFLICT OF INTEREST

         SUMMARY

Shareholders will be asked to approve the acquisition by Chester F. Millar, the Company's Chairman and a director of rights in the "La Fortuna Property" for his own account and the subsequent transfer of his rights therein to Alamos
Minerals Ltd. ("Alamos"), a company of which Mr. Millar is the Chairman, Chief Executive Officer and a significant shareholder, Mr. Francis O'Kelly, a director of the Company, is the President and Chief Financial Officer, and Mr. Billingsley, a director of and a Vice President of the Company, is a director (collectively the "La Fortuna Transaction"). The approval will be by ordinary resolution, which is a resolution passed by the shareholders of a company at a general meeting by a simple majority of the votes cast in person or by proxy, and if given will constitute a ratification of the La Fortuna Transaction. Shareholders are being asked to vote on the matter as the Board of Directors of the Company is concerned that Messrs. Millar, O'Kelly and Billingsley may have breached their fiduciary duty owed to the Company, in respect of the La Fortuna Transaction.

         BACKGROUND INFORMATION

During 1995, the Company through its Vancouver and Reno offices, was examining a property in Mexico called the La Fortuna Property with a view to possibly acquiring an interest in it. The property was owned by San Fernando Mining Company Ltd. ("San Fernando"). The economics of the La Fortuna Property are largely dependent upon the metallurgical recoveries that can be achieved from the mineralized material on the property and the costs of doing so. The mineralized material is a sulphide type and as such is not normally amenable to the type of process used by the Company and generally is not of interest to the Company. Moreover, the costs of establishing and operating a conventional mill on the property had already been studied by San Fernando and it had been determined that the size of the deposit and the grade of the ore would not support such an operation. The Company obtained this information from San Fernando.

     Notwithstanding this, the Company decided to try a different approach to see if the property was economically viable. This approach was a fine crush and cyanide leach concept which would not recover the copper and only some of the precious metals. During November and December of 1995, Mr. Millar directed this testing on behalf of the Company at the Metcon Laboratory in Tucson, Arizona.
It was found that material crushed to minus one quarter inch gave leach recoveries of roughly 60% for gold and 20% for silver. Chemical reagent costs were high because of the presence of copper and acidic components in the ore.
It was noted that crushing the ore to smaller sizes would improve the recovery of gold and silver, however, the added cost of doing so would be greater than the increased value obtained. Based upon these tests, Mr. Millar concluded that the La Fortuna Property had marginal at best economics, and decided it would not make a good acquisition for the Company.

The Reno office of the Company determined that it would hold off on completing its evaluation of the La Fortuna Property until such time as San Fernando had conducted an announced feasibility study. To this end, the Company wrote to San Fernando asking to be put on its mailing list to receive a copy of the feasibility study. San Fernando did not complete the feasibility study and the Company's file on the La Fortuna Property in its Reno office was not closed even though it had terminated its evaluation activities.

Early in 1996, San Fernando offered Millar/Alamos an opportunity to acquire the La Fortuna Property. At such time, Mr. Millar was unaware that the Company's Reno office had not closed its file on the La Fortuna Property. Alamos did not have the financial ability at such time to acquire an interest in the La Fortuna Property but Mr. Millar acquired an interest therein for his own account and proceeded to do some feasibility work on the La Fortuna Property and paid San Fernando $50,000 for an option on the property. Shortly after that Mr. Millar assigned the acquisition rights for the La Fortuna Property to Alamos in consideration of the repayment to him of the $50,000 option payment. Alamos then proceeded to acquire the La Fortuna Property from San Fernando by issuing
2.3 million Alamos common shares to San Fernando.

Mr. Millar's decision to acquire rights to the La Fortuna Property and to fund additional feasibility work on mineralized material from the La Fortuna Property stemmed from his personal experimentation with a new leaching system that was designed to work on sulphide material. Mr. Millar had earlier attempted to get the Company interested in this technology, but the Company had rejected this on the basis that it was not usable on the Company's ore bodies. In addition, Mr. Millar considered that the Company would not be able to prepare a proper feasibility study on the La Fortuna Property using the new technology, due to its untested and unusual nature. The Metcon Laboratory had an on-going test of this new process for Mr. Millar at the time the Company testing of the La Fortuna material was done. Since Mr. Millar's process had a possible application on the La Fortuna Property, and excess material was on hand, Mr. Millar commenced testing his process on it after he determined that the La Fortuna Property was not suitable for the Company. This activity was terminated when negotiations to sell the property to Alamos commenced. All of the additional feasibility work carried out by Mr. Millar was done at the Metcon Laboratory at Mr. Millar's cost and did not involve Company personnel and facilities.

The Company's Corporate Governance Committee was concerned that as a result of the acquisition by Mr. Millar of the rights to the La Fortuna Property and the disposition of those rights to Alamos prior to the Company closing its files and by not disclosing such to the Company, a conflict of interest had arisen between the Company and Messrs. Millar, O'Kelly and Billingsley. As a result, the Committee resolved to obtain an independent legal report of the facts and the corporate law applicable in British Columbia relating to the matter and on February 12, 1997, the Committee received a report from Dr. Barry V. Slutsky, a member of the Faculty of Law at The University of British Columbia, pertaining to the corporate law applicable in British Columbia relating to the matter. Based on the factual information obtained by him, Dr. Slutsky reported that "there was no suggestion whatsoever of a want of good faith on the part of Millar, Billingsley or O'Kelly. Accordingly, I am assuming, for present purposes that the three of them honestly believed they were not acting contrary to the Company's best interests when taking La Fortuna for Alamos". Dr. Slutsky states in his report, however, that a finding of good faith does not preclude the operation of a principle of law known as the "Conflict of Interest and Duty Principle" and he concludes "that it is definitely arguable that Millar, Billingsley, and O'Kelly placed themselves in a position of Conflict of Interest and Duty by taking La Fortuna for Alamos rather than the Company."
Dr. Slutsky also observes that "It is definitely arguable that Millar has improperly taken advantage of a "Corporate Opportunity".

Section 142 of the Company Act (British Columbia) provides that a director of a company, in exercising his powers and performing his functions as a director, shall act honestly and in good faith and in the best interests of the company and shall exercise the care, diligence and skill of a reasonably prudent person. The Conflict of Interest and Duty Principle provides that a director of a company must not place himself in a position in which there is a possible conflict between his duties to the Company and his personal interests. The Conflict of Interest and Duty Principle prevents a director or officer of a company from involving himself in transactions in which he has or might possibly have a personal interest conflicting with the interests of the company.

A Corporate Opportunity of a company is a business opportunity in which the company has a chance to participate. The corporate law in British Columbia related to Corporate Opportunity is concerned with the right of directors or officers of a company to take advantage of business opportunities which they learn about as a result of being a director or officer of the company.

Whether the taking of a business opportunity by a director or officer of a company is proper, or whether such will be regarded as a breach of the director's or officer's fiduciary obligation to the company, in the absence of disclosure to and consent of the company, will depend on the particular facts of the case.

Messrs. Barbeau and Davidson, as the independent members of the Corporate Governance Committee, presented the La Fortuna Transaction to the Board of Directors of the Company with the recommendation that the matter be put before the shareholders of the Company in order to obtain their approval in respect of the apparent breach of the Conflict of Interest and Duty Principle by Messrs. Millar, Billingsley and O'Kelly and of the possible taking by Mr. Millar of a Corporate Opportunity of the Company. The matter was reviewed by the Board and an independent engineering report (the "Sierra Report") was commissioned to be prepared by Sierra Mining and Engineering, LLC ("Sierra") on the economic viability of the La Fortuna Property. Sierra had acted for the Company prior to this in reviewing acquisitions and in this case was available to review the La Fortuna Property for the Company in the required time frame. The report, dated February, 1997 and March 4, 1997, has been received and demonstrates that the La Fortuna Property could not be placed into production profitably based upon the current known reserves and a price for gold of $400 per ounce (see "Description of La Fortuna Property" below). The Sierra Report does not state at which price per ounce of gold the La Fortuna Property could be profitably mined. The high and low gold prices per ounce of gold on the London Bullion Market for 1996 were $414.80 and $367.40 respectively. The London fixing price of gold on December 31, 1996 was $369.55 per ounce and on March 13, 1997 the London noon fixing price was $352.90 per ounce. In addition, the Sierra Report does not take into account costs of acquiring the La Fortuna Property.

The Board was presented with a written recommendation of the President and CEO of the Company, Mr. Dan Rovig, that the La Fortuna Property was not and is not of economic interest to the Company and based upon this the Board resolved by an affirmative vote of Messrs Barbeau and Davidson, as the independent members of the Board in respect of this matter, that the matter be put to the shareholders with their recommendation that the shareholders vote in favour of a resolution approving the acquisition of rights to the La Fortuna Property, initially by Mr. Millar and subsequently by Alamos. Mr. Rovig's recommendation was based upon both an internal economic analysis of the La Fortuna Property and that contained in the Sierra Report. The internal economic analysis was carried out by the Company's engineers in its Reno office independent from input from Mr. Millar. The engineers used all available data on the La Fortuna Property in coming to their conclusion that the moderately sized mineral resource was uneconomic. The combined factors that led the Company's engineers to this conclusion were estimates of mine operating costs, metallurgical processing costs, and general administrative costs (all based on the Company's own data base); reported difficulty of processing the mineral resource at the La Fortuna Property; and capital expenditures for road access, bridges, electrical power service, plant and mine equipment and construction. The Company's engineers utilized technical and economic modelling techniques similar to those which they use in analyzing precious metal projects for the Company. During the past four years (1993 through 1996) the Company, through its Reno office, analyzed an average of 86 precious metal projects per year and over this period only proceeded with four of them.

The Directors of the Company and companies controlled by them have agreed that they will not vote their shares of the Company on this resolution.

         LEGAL ASPECTS RELATED TO THE PROPOSED RESOLUTION

If the resolution fails to pass, it is the present intention of the Directors, given the Sierra Report and the recommendation of the President and CEO that the La Fortuna Property is not of economic interest to the Company, that they will not cause the Company to undertake any further action in connection with the actions of Messrs. Millar, Billingsley or O'Kelly. The Directors believe that such a position is consistent with their duty under Section 142 of the Company Act (B.C.) to act in the best interests of the Company.

The Directors have consulted Lang Michener Lawrence & Shaw, legal counsel to the Company, who have advised in broad terms that any shareholder has, without receiving the approval of the Board, the right pursuant to applicable corporate legislation:

         (a) to seek leave of the Supreme Court of British Columbia to bring an action in the name and on behalf of the Company to enforce a right, duty or obligation owed to the Company that could be enforced by the Company itself or to obtain damages for any breach of any such right, duty or obligation (a "Derivative Action"); or

         (b) to apply to the same Court for an order granting relief based on the ground:

                 (i) that the affairs of the Company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to one or more of the shareholders, including himself; or

                 (ii) that some act of the Company has been done, or is threatened, or that some resolution of the members of any class of shareholders has been passed or is proposed, that is unfairly prejudicial to one or more of the members, including himself (an "Oppression Action").

Certain procedures must be followed in seeking leave to bring a Derivative Action and, among other things, a shareholder must establish that "it is prima facie in the best interest of the Company that the action be brought or defended". It is the present judgment of the Board of Directors, although it will be prepared to listen to any submissions, that it is not in the best interests of the Company to pursue the La Fortuna Property because of the recommendation of the Company's President and Chief Executive Officer set out above and on a general consideration of the further costs, which are not quantifiable at this time, which would be incurred in any action. On this basis the Board is of the view that its actions in putting the La Fortuna Transaction to the shareholders and its present intent not to take proceedings if the suggested resolution is not passed, are not oppressive within the meaning of the Company Act (B.C.).

In his report, Dr. Slutsky reviewed the possible courses of action which could be taken by the Company in respect of the La Fortuna Transaction and he offered a number of cautions pertaining to the Company taking action in respect of the La Fortuna Transaction. With respect to the Company bringing action against Messrs. Millar, O'Kelly and Billingsley for breach of their fiduciary obligation he states that "A decision by the board to commence litigation, however, may not be regarded as a particularly attractive option in the circumstances. For one thing, it is a costly, time consuming process, and there is no certainty of a favourable outcome". In respect of the Company bringing action against Alamos claiming that it acquired the La Fortuna Property on behalf of the Company and is holding it in trust for the Company he states that "There is, however, a potential downside for the Company should it be successful in making a constructive trust argument. The Company would not be entitled to take La Fortuna for nothing - it will have to pay Alamos for the property. It is impossible to predict what the cost to the Company might be, as this is a matter entirely within the court's discretion. The basic point is that a successful constructive trust claim will require some form of consideration going from the Company to Alamos for La Fortuna. This may be an expenditure, in addition to the inevitable legal costs, that the Company simply does not want to make as a matter of business at this point in time." With respect to the Company bringing an action seeking damages for loss, he points out that it will be difficult to quantify these because at this time no quantifiable losses can be established since it cannot be shown that the La Fortuna Property, if put into production, could be operated at a profit. Dr. Slutsky also points out that another possible solution would be for the Company to reach an agreement with Alamos whereby the Company could participate in the La Fortuna Property on an equitable basis. Based upon the recommendation of the Company's President and CEO that the La

Fortuna Property was not and is not of economic interest to the Company, the Company does not view this as an appropriate solution to the matter as it would undoubtedly entail costs to the Company. In addition, it is not the Company's practice to acquire properties which will be placed into inventory. As a growing production stage company, the Company's practice is to acquire properties which it intends to develop.

If the resolution is passed, clearly the Company will undertake no further action. Legal counsel has advised that they believe that any action by shareholders following approval of the resolution would be difficult although technically an Oppression Action might be possible. The Directors do not believe that the resolution is in any way oppressive within the meaning of the statute governing the application of an Oppression Action.

These notes on shareholders' rights are for general guidance only and are not exhaustive. Any shareholder who objects to the resolution or to any decision taken by the directors of the Company must consult and rely on his own advisors for a description of his legal position.

A withholding of a vote on this resolution will have no effect since only affirmative or negative votes will be counted in respect of this matter. If a proxy is submitted with no choice selected the nominee named in the proxy will vote the shares represented thereby in favour of the resolution.

         DESCRIPTION OF LA FORTUNA PROPERTY

The following is an accurate summary of all material portions of the Sierra Report.

The La Fortuna Property is a gold and silver prospect consisting of 6 hectares located in Durango State of Mexico, 40 miles northeast of Culiacan, Mexico. Exploration and testing have delineated geological reserves containing 236,000 ounces of gold and 3,200,000 ounces of silver in 2.915 million metric tonnes of material. Utilizing a cutoff grade of 0.5 grams of gold per ton, the reserves grade 2.57 grams per ton gold and 34.8 grams per ton silver. The estimated strip ratio allowing for external and internal waste is 4.7:1. The reserves have been defined by extensive drilling carried out by San Fernando during 1994 (approximately 38,000 feet) and 1995 (approximately 20,000 feet). The drilling was carried out by both diamond and reverse circulation methods. Reserve calculations which were made by San Fernando have been checked by Fluor Daniel Wright in a report of October 1995.

All gold prospects on the property appear to lie on a ring structure commonly associated with hydrothermal systems in volcanic and intrusive environments. The gold values on the property occur within a broad zone of mineralization consisting of quartz-chalcopyrite-pyrite stockwork veins and veinlets.

Metallurgical testing of ores from the property has been carried out by Hazen Research Inc. ("Hazen") and Colorado Minerals Research Institutes ("CMRI"). The work carried out by Hazen indicated that some ores from the La Fortuna Property are amenable to grinding and floatation using common industry practices. These results were confirmed by CMRI. The tests show that the overall recovery rate from a processing plant that floats a concentrate and then leaches the float concentrate will be in the range from 40% to 80%. Sierra in its analysis assumed an overall recovery rate of 70%.

Alamos has published results from leach testing on ores from the La Fortuna Property which suggests that 62.9% recovery of gold and 18.5% recovery of silver can be anticipated in leaching of run of mine ores over an extended leach cycle. These results were achieved in 1995 by CMRI in a column test with a duration of 111 days with the ore crushed to minus 1/4 inch.

Sierra reports that this data is not consistent with other test results. It reports that the mineralization at La Fortuna is generally sulphide rich where the oxidation level varies greatly. For this reason, leaching of run of mine material was not considered viable by Sierra and its report relates to a conventional grinding floatation and leaching circuit using common industry practices.

Sierra reports that its economic analysis of the La Fortuna Property, using a price of $400 per ounce of gold, yields a negative cash flow of $6,743,407 and a negative net present value of $14,912,374 and states that the property does not represent a feasible project at this time.

                                  ANNUAL REPORT

The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996, which includes audited financial statements, has previously been mailed to Shareholders, but such Report is not incorporated in the Information Circular (Proxy Statement) and is not deemed to be a part of the proxy soliciting material.

                              SHAREHOLDER PROPOSALS

If any Shareholder desires to present a proposal for action at the Company's 1997 annual general meeting such proposal must be received by the Company prior to December 1, 1997.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the United States Securities Exchange Act of 1934 (the Exchange Act") requires the Company's officers and directors and persons who own more than 10% of a class of the Company's securities registered under the Exchange Act to file reports of ownership and changes of ownership with the United States Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the last fiscal year all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.


                                    FORM 10-K

The Company's Annual Report for the year ended December 31, 1996, on Form 10-K, filed with the Securities and Exchange Commission of the United States and with the securities administrators in Canada in lieu of filing an Annual Information Form, including the financial statements and schedules thereto, can be obtained, without charge, by sending a written request to James R. Billingsley, Vice-President, Administration, of the Company, at Glamis Gold Ltd., Suite 3324, Four Bentall Centre, 1055 Dunsmuir Street, P.O. Box 49287, Vancouver, B.C., Canada, V7X 1L3.

                                  OTHER MATTERS

Management knows of no other matters which are to be presented for action at the Meeting. Should any other matters properly come before the Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their judgment.


BY ORDER OF THE BOARD


(SIGNED) "JAMES R. BILLINGSLEY"


VICE-PRESIDENT, ADMINISTRATION

                                  SCHEDULE "A"

                                   COMPANY ACT

                               ALTERED MEMORANDUM


As altered by special resolution on May 28, 1997.

1.       The name of the Company is "GLAMIS GOLD LTD."

2. The authorized capital of the Company consists of 205,000,000 shares divided into:

                  (a)      200,000,000 common shares without par value; and

                  (b) 5,000,000 preferred shares with a par value of $10.00 each.

There will be attached to the preferred shares the special rights and restrictions set forth in the Articles of the Company.

                            SUPPLEMENTAL MAILING LIST

                              R E T U R N   C A R D


TO:      GLAMIS GOLD LTD.

The undersigned certifies that he is the owner of securities of Glamis Gold Ltd. (the "Company") and requests that he be placed on the Company's Supplemental Mailing List in order to receive the Company's interim financial statements.


DATED:                   , 1997
      -------------------               -------------------------------------
                                        Signature

                                        -------------------------------------
                                        Name - Please Print

                                        -------------------------------------
                                        Address

                                        -------------------------------------
                                        Name and title of person signing if
                                        different from name above.

NOTE: If you wish to be included in the Company's Supplemental Mailing List in order to receive its interim financial statements, please complete and return this card to Montreal Trust Company, 510 Burrard Street, Vancouver, B.C., V6C 3B9, Attention: GLAMIS GOLD LTD.

YOU SHOULD NOT COMPLETE AND RETURN THIS FORM IF YOU HAVE REQUESTED YOUR BROKER TO OBTAIN AND SEND TO YOU THE COMPANY'S INTERIM FINANCIAL STATEMENTS.

                                GLAMIS GOLD LTD.

                           C/O MONTREAL TRUST COMPANY
                               510 BURRARD STREET
                           VANCOUVER, BRITISH COLUMBIA
                                     V6C 3B9

                                    P R O X Y

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF GLAMIS GOLD LTD. (THE "COMPANY") FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 1997.

The undersigned, a registered shareholder of the Company, hereby appoints CHESTER F. MILLAR, Chairman of the Company, or failing him, A DAN ROVIG, President and Chief Executive Officer of the Company, or instead of either of
the foregoing,         , as Proxy, with full power of substitution, to attend
and vote on behalf of the undersigned at the Annual General Meeting of Shareholders to be held at the Waterfront Centre Hotel, Mackenzie Room I, 900 Canada Place Way, Vancouver, British Columbia, on May 28, 1997 at 10:00 a.m., local time, and at any adjournments thereof and directs the nominee to vote or withhold his shares from voting in the manner indicated below:

1.    ELECTION OF DIRECTORS

      The nominees proposed by management of the Company are:

      Chester F. Millar
      A. Dan Rovig
      James R. Billingsley
      Jacques Barbeau, Q.C.
      Ian S. Davidson
      Francis O'Kelly

      Vote FOR [ ] the election of all nominees listed above (except those whose names the undersigned has deleted)

      WITHHOLD [ ] vote


2.    AUDITOR

      Vote FOR [ ] WITHHOLD [ ] vote on the resolution to appoint KPMG, Chartered Accountants, as auditor of the Company at a remuneration to be fixed by the board of directors.

3.    INCREASE IN AUTHORIZED SHARE CAPITAL

      Vote FOR [ ] AGAINST [ ] the special resolution to alter the Company's memorandum to increase its authorized capital by increasing the number of authorized common shares without par value from 50,000,000 to 200,000,000 shares.

4.    CONFLICT OF INTEREST

      Vote FOR [ ] AGAINST [ ] the ordinary resolution approving the acquisition by C.F. Millar of an interest in the La Fortuna property for his own account and the subsequent transfer of his rights therein to Alamos Minerals Ltd.

5. Upon any permitted amendment to or variation of any matter identified in the Notice of Annual General Meeting.

6.    Upon any other matter that properly comes before the meeting.


THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

DATED:_____________________, 1997.


__________________________________________
Signature of Shareholder

__________________________________________
(Please print name here)

A PROXY WILL NOT BE VALID UNLESS THE FORM OF PROXY IS DATED, DULY EXECUTED AND DELIVERED TO THE OFFICE OF MONTREAL TRUST COMPANY, 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B9, NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS AND HOLIDAYS) BEFORE THE MEETING AT WHICH THE PERSON NAMED THEREIN PURPORTS TO VOTE IN RESPECT THEREOF.

Joint owners should each sign the proxy and where the proxy is signed by a corporation either its common seal must be affixed to the proxy or it should be signed by the corporation under the hand of an officer or attorney duly authorized in writing, which authorization must accompany the proxy.

The shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot and where a choice with respect to any matter to be acted upon is specified the shares will be voted on any ballot in accordance with such specification.

IN RESPECT OF MATTERS FOR WHICH A CHOICE IS NOT SPECIFIED IN THIS PROXY, THE NOMINEES NAMED IN THIS PROXY WILL VOTE SHARES REPRESENTED HEREBY FOR THE APPROVAL OF SUCH MATTER OR GROUP OF MATTERS DESCRIBED IN THIS PROXY.

CHANGE OF ADDRESS?
Please send your new address to:
Montreal Trust Company
510 Burrard Street
Vancouver, B.C.
V6C 3B9